UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 15, 2018

Charles River Laboratories International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

251 Ballardvale St., Wilmington, Massachusetts		01887
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-222-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 15, 2018, the Board of Directors of Charles River Laboratories International, Inc. (the "Registrant") increased the size of the Board from ten to eleven. Following the increase in the size of the Board, the Board filled the vacancy and appointed Mr. Jean-Paul Mangeolle to the Board, effective immediately.

Mr. Mangeolle has been appointed to the Registrant's existing Audit Committee and its Compensation Committee. There are no arrangements or understandings between Mr. Mangeolle and any other person pursuant to which he was selected as a director, and there are no transactions in which Mr. Mangeolle has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Mangeolle will participate in the non-employee director compensation arrangements generally applicable to all of the Registrant’s non-employee directors. Under the terms of those arrangements as currently in effect, new directors initially appointed after September 30th and prior to our next annual meeting of shareholders will receive a restricted stock award having an intended target value of approximately $215,000 on an annual basis. This award will be granted following our next annual meeting of shareholders.

Mr. Mangeolle has more than 35 years of experience in life science and bioscience on a global scale. He has extensive experience building teams and profitable businesses across the globe in multiple market segments, including biotechnology and pharmaceutical companies, academic research laboratories, microelectronics manufacturing, and OEM companies. He retired recently from AB SCIEX (an operating company of Danaher Corp.), where he had held the position of president since 2014. In that role, he was responsible for Sciex’s and Phenomenex’s global operations. Previously, he was Executive Vice President for the Process Solutions Business Unit of Merck KGaA Millipore. Mr. Mangeolle spent more than 25 years with Millipore in progressively larger roles, culminating in the role of President, Bioprocess Division, where he was also a member of the Corporate Executive Committee and an elected corporate officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles River Laboratories International, Inc.

January 16, 2018	By:	Matthew Daniel

Name: Matthew Daniel
Title: Corporate Senior Vice President & Deputy General Counsel